                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  AUGUST 9, 1999


                               CORIXA CORPORATION
             (Exact name of registrant as specified in its charter)

                                    0-22891
                            (Commission File Number)

          DELAWARE                                      91-1654387
(State or other jurisdiction                (I.R.S. Employer Identification No.)
     of incorporation)


                        1124 COLUMBIA STREET, SUITE 200
                         SEATTLE, WASHINGTON 98104-2040
            (Address of principal executive offices, with zip code)


                                 (206) 754-5711
              (Registrant's telephone number, including area code)

ITEM 5.   FINANCIAL STATEMENTS AND EXHIBITS.

        On February 11, 1999, Yakima Acquisition Corporation, a wholly-owned subsidiary of Corixa Corporation ("Corixa") merged with and into Anergen, Inc. Anergen, Inc. is now a wholly-owned subsidiary of Corixa. Audited financial statements of Anergen, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 are attached to and filed with this report.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CORIXA CORPORATION



Date: August 9, 1999              By: /s/ Michelle Burris
                                      ------------------------------------------
                                      MICHELLE BURRIS
                                      VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                                 ANERGEN, INC.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Anergen, Inc.

     We have audited the accompanying balance sheets of Anergen, Inc. as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anergen, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

February 22, 1999
Seattle, Washington

                                 ANERGEN, INC.

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  1,074    $  1,412
  Short-term investments....................................        --       6,991
  Contract receivables-related party........................        --         836
  Prepaid expenses..........................................        76          78
                                                              --------    --------
Total current assets........................................     1,150       9,317
Property and equipment, net.................................     1,047       1,703
Other assets................................................        36          36
                                                              --------    --------
                                                              $  2,233    $ 11,056
                                                              ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued liabilities (Note 8).........  $  1,391    $  1,281
  Deferred revenue..........................................       341         502
  Current portion of capital lease obligations and debt.....     1,378         616
                                                              --------    --------
Total current liabilities...................................     3,110       2,399
Long-term portion of capital lease obligations and debt.....        --         870
Commitments
Stockholders' equity (deficit):
  Preferred stock, no par value; 10,000,000 shares
     authorized; none issued and outstanding................        --          --
  Common stock, no par value; 60,000,000 shares authorized;
     18,923,888 and 18,846,264 shares issued and outstanding
     in 1998 and 1997, respectively.........................    57,728      57,670
  Additional paid-in-capital................................       659         659
  Accumulated other comprehensive income....................        --          (6)
  Accumulated deficit.......................................   (59,264)    (50,536)
                                                              --------    --------
Total stockholders' equity (deficit)........................      (877)      7,787
                                                              --------    --------
                                                              $  2,233    $ 11,056
                                                              ========    ========

See accompanying notes.

                                 ANERGEN, INC.

                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              YEARS ENDED DECEMBER 31,
                                                            -----------------------------
                                                             1998       1997       1996
                                                            -------    -------    -------
Revenues:
  Contract revenues from related party....................  $   923    $ 2,631    $ 3,107
  Contract revenue........................................    2,169      3,132        412
  License fee.............................................       --         --      2,000
  Interest and other income...............................      511        565        653
                                                            -------    -------    -------
                                                              3,603      6,328      6,172
Expenses:
  Research and development................................    7,789     11,559      9,278
  General and administrative..............................    3,672      2,997      2,521
  Restructuring charge....................................      736         --         --
  Interest expense........................................      134        202        170
                                                            -------    -------    -------
                                                             12,331     14,758     11,969
                                                            -------    -------    -------
Net loss..................................................  $(8,728)   $(8,430)   $(5,797)
                                                            =======    =======    =======
Basic and diluted net loss per share......................  $ (0.46)   $ (0.45)   $ (0.35)
                                                            =======    =======    =======
Shares used in calculating basic and diluted per share
  data....................................................   18,890     18,815     16,482
                                                            =======    =======    =======

See accompanying notes.

                                 ANERGEN, INC.

                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                    COMMON STOCK     ADDITIONAL   ACCUMULATED OTHER                 TOTAL STOCKHOLDERS'
                                  ----------------    PAID-IN       COMPREHENSIVE     ACCUMULATED         EQUITY
                                  SHARES   AMOUNT     CAPITAL       INCOME (LOSS)       DEFICIT          (DEFICIT)
                                  ------   -------   ----------   -----------------   -----------   -------------------
Balance at December 31, 1995....  14,968   $47,359      $648            $ 16           $(36,309)          $11,714
  Net loss......................      --        --        --              --             (5,797)           (5,797)
  Unrealized loss on investments
     available-for-sale.........      --        --        --             (50)                --               (50)
                                                                                                          -------
Comprehensive loss..............                                                                           (5,847)
                                                                                                          =======
Issuance of shares of common
  stock in follow-on offering,
  net...........................   3,668     9,880        --              --                 --             9,880
Issuance of common stock to
  employees under option and
  purchase plans................     145       245        --              --                 --               245
Deferred compensation related to
  a grant of options............      --        --        11              --                 --                11
                                  ------   -------      ----            ----           --------           -------
Balance at December 31, 1996....  18,781    57,484       659             (34)           (42,106)           16,003
  Net loss......................      --        --        --              --             (8,430)           (8,430)
  Unrealized gain on investments
     available-for-sale.........      --        --        --              28                 --                28
                                                                                                          -------
Comprehensive loss..............                                                                           (8,402)
                                                                                                          =======
Issuance of common stock to
  employees under option and
  purchase plans................      65       186        --              --                 --               186
                                  ------   -------      ----            ----           --------           -------
Balance at December 31, 1997....  18,846    57,670       659              (6)           (50,536)            7,787
  Net loss......................      --        --        --              --             (8,728)           (8,728)
  Unrealized gain on investments
     available-for-sale.........      --        --        --               6                 --                 6
                                                                                                          -------
Comprehensive loss..............      --                                                                   (8,722)
                                                                                                          =======
Issuance of common stock to
  employees under option and
  purchase plans................      78        58        --              --                 --                58
                                  ------   -------      ----            ----           --------           -------
Balance at December 31, 1998....  18,924   $57,728      $659            $ --           $(59,264)          $  (877)
                                  ======   =======      ====            ====           ========           =======

See accompanying notes.

                                 ANERGEN, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              YEARS ENDED DECEMBER 31,
                                                            -----------------------------
                                                             1998       1997       1996
                                                            -------    -------    -------
OPERATING ACTIVITIES
Net loss..................................................  $(8,728)   $(8,430)   $(5,797)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization...........................      792        874      1,096
  Deferred compensation...................................       --         --         11
Changes in operating assets and liabilities:
  Contract receivables-related party......................      836        (16)        (5)
  Prepaid expenses........................................        2        130       (106)
  Accounts payable and accrued liabilities................      110        (45)       286
  Deferred revenue........................................     (161)         2        500
                                                            -------    -------    -------
Net cash used in operating activities.....................   (7,149)    (7,485)    (4,015)
                                                            -------    -------    -------
INVESTING ACTIVITIES
Purchase of investments available-for-sale................   (8,346)   (27,979)   (21,783)
Sales and maturities of investments available-for-sale....   15,343     33,453     20,320
Purchase of equipment.....................................     (136)    (1,118)      (545)
                                                            -------    -------    -------
Net cash provided by (used in) investing activities.......    6,861      4,356     (2,008)
                                                            -------    -------    -------
FINANCING ACTIVITIES
Repayments of capital lease obligations and debt..........     (608)      (817)      (883)
Proceeds from facility and equipment debt financing and
  bridge loan.............................................      500      1,209        276
Issuance of common stock, net.............................       58        186     10,125
                                                            -------    -------    -------
Net cash provided by (used in) financing activities.......      (50)       578      9,518
                                                            -------    -------    -------
Net increase (decrease) in cash and cash equivalents......     (338)    (2,551)     3,495
Cash and cash equivalents at beginning of period..........    1,412      3,963        468
                                                            -------    -------    -------
Cash and cash equivalents at end of period................  $ 1,074    $ 1,412    $ 3,963
                                                            =======    =======    =======
Short-term investments at end of period...................  $    --    $ 6,991    $12,437
                                                            =======    =======    =======
Cash, cash equivalents, and short-term investments at end
  of period...............................................  $ 1,074    $ 8,403    $16,400
                                                            =======    =======    =======

See accompanying notes.

                                 ANERGEN, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     Anergen, Inc. (the "Company" or "Anergen") was incorporated on April 26, 1988 for the purpose of developing therapies using biopharmaceutical compounds for the treatment of autoimmune diseases. The Company devotes its efforts to research and development on its own behalf and also on behalf of its corporate partners.

     On February 10, 1999, the Company was acquired by Corixa Corporation ("Corixa"), a Delaware corporation, through the merger of a newly formed Corixa subsidiary into the Company. Outstanding shares of the Company's common stock immediately prior to the merger were converted into the right to receive Corixa common stock, of an exchange into 0.055919 Corixa share for one Company share. Substitute Corixa options and warrants were exchanged for the Company's options and warrants.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are carried at cost which approximates fair value (based on quoted market prices) and include primarily interest bearing demand deposits and U.S. Government notes with original maturities of three months or less upon purchase.

SECURITIES AVAILABLE-FOR-SALE AND CONCENTRATION OF CREDIT RISK

     The Company places its cash and short-term investments with high-credit-quality financial institutions and in securities of the U.S. government and U.S. government agencies. To date, the Company has not experienced credit losses on investments in these instruments.
Available-for-sale securities are carried at fair value, with unrealized gains and losses reported in a separate component of stockholders' equity. To date, all marketable securities have been classified as available-for-sale.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation of property and equipment is provided over the estimated useful lives (three to four years) of the respective assets using the straight-line method. Leasehold improvements are amortized over the shorter of the life of the lease or their estimated useful lives using the straight-line method.

CONTRACT AND LICENSE FEE REVENUES

     Contract and license fee revenues consist of revenues from the Company's corporate partner, N.V. Organon and former corporate partner Novo Nordisk A/S. Contract revenues derived from the corporate partner agreements are recorded as earned based on the level of research effort performed by the Company. The Company recognizes revenue based upon actual effort performed related to contract projects. The Company tracks its expenditures related to projects and these expenditures are recorded as research and development expenses as incurred. The revenue associated with specific

                                 ANERGEN, INC.

stages of development is recorded as contract revenue when the related expense is incurred. Any revenues received related to the projects are not refundable.

RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred and include personnel costs, materials consumed in research and development activities, depreciation on equipment used and the cost of facilities used for research and development as well as outside services.

ACCOUNTING AND DISCLOSURE OF STOCK-BASED COMPENSATION

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock options because, as discussed below, the alternative fair market value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"), requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

NET LOSS PER SHARE

     Net loss per share is computed using the weighted-average number of shares of common stock outstanding. Diluted net loss per share has not been presented as the Company's net loss position is antidilutive.

COMPREHENSIVE LOSS

     As of January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes new rules for the reporting and presentation of comprehensive loss and its components; however, the adoption of SFAS 130 had no impact on the Company's net loss or stockholders' equity. SFAS 130 requires unrealized gains or losses on the Company's available-for-sale securities to be included in other comprehensive loss.

SEGMENT INFORMATION

     Effective January 1, 1998, the Company is subject to Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). As the Company has only one segment and operates solely within the United States, the adoption of SFAS 131 had no impact on the Company.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. Because the Company does not use derivatives, management does not anticipate that the adoption of SFAS 133 will have a significant effect on results of operations or the financial position of the Company.

RECLASSIFICATION

     Certain prior year amounts have been reclassified to conform to the current period's presentation.

                                 ANERGEN, INC.

2. RESTRUCTURING

     During October 1998, the Company restructured its operations as a result of an inability to raise sufficient funds to support its operations and programs at its then current operating level. Anergen reduced its staff by approximately 65% (33 people). The Company is continuing its Phase I clinical trial of its AnergiX technology for rheumatoid arthritis, in collaboration with N.V. Organon (see
Note 3), which is expected to be complete in the second half of 1999. Further clinical development for AnervaX for rheumatoid arthritis, AnergiX for multiple sclerosis, and preclinical development of DiavaX for type I diabetes will depend upon corporate partnering. Anergen discontinued all discovery research programs. The Company expensed $736,000 in the quarter ended December 31, 1998, which primarily related to the cost of severance payments to the employees affected by the reduction and to the cost of retention agreements with the remaining employees.

3. COLLABORATIONS

COLLABORATION WITH N.V. ORGANON

     In June 1996, the Company entered into a development and license agreement ("N.V. Organon Agreement") with N.V. Organon for the purpose of developing and commercializing a product for the treatment of rheumatoid arthritis using the Company's AnergiX technology combined with a peptide discovered by N.V. Organon. Under the N.V. Organon Agreement, the Company is entitled to receive (i) a license fee, (ii) research and development cost reimbursement, (iii) development milestone payments, and (iv) royalties on product sales, if any. The Company has granted to N.V. Organon exclusive worldwide rights to products developed under the N.V. Organon Agreement, including rights to commercialize these products, although the Company retains certain copromotion rights in North America. Anergen's development program under the N.V. Organon agreement has an initial three-year term. N.V. Organon may terminate the development program after 30 months by giving Anergen 6 months prior written notice. The agreement with respect to marketing rights continues in full force for as long as N.V. Organon is engaged in marketing such products. The Company received and recorded a $2.0 million license fee in September 1996 and recorded contract revenues of $2.1 million, $3.1 million, and $412,000 for the years ended December 31, 1998, 1997, and 1996, respectively, under this agreement.

COLLABORATION WITH NOVO NORDISK A/S -- RELATED PARTY

     In August 1993, the Company entered into a development and license agreement ("Novo Nordisk Agreement") with Novo Nordisk A/S for the purpose of developing and commercializing the Company's AnergiX(TM) products for multiple sclerosis, myasthenia gravis ("MG"), and insulin-dependent diabetes mellitus ("IDDM"). Under the Novo Nordisk Agreement, the Company is entitled to receive
(i) research and development cost reimbursements, (ii) development milestone payments, and (iii) royalties on product sales, if any. For the years ended December 31, 1998, 1997, and 1996, the Company recorded contract revenues of $923,000, $2.6 million, and $3.1 million, respectively, under this agreement. The Company has granted to Novo Nordisk A/S exclusive worldwide rights to products developed under the Novo Nordisk Agreement, including rights to commercialize these products. In April 1996, the Novo Nordisk Agreement was expanded to include increased milestones and was extended through August of 1998. Also in August of 1993, Novo Nordisk A/S purchased 1,219,745 shares of common stock for $8.0 million, and an officer of Novo Nordisk A/S became a member of the Company's board of directors. In February 1998, the Company and Novo Nordisk agreed to terminate the agreement between the two parties effective

                                 ANERGEN, INC.

February 9, 1998. All rights have been returned to the Company and the Company will not have any future obligation to Novo Nordisk. In February 1998, Novo Nordisk paid the Company $1.0 million which represented reimbursement to the Company for the cost of the ongoing Phase I clinical trial in multiple sclerosis.

4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1998       1997
                                                              -------    -------
                                                                (IN THOUSANDS)
Research and office leasehold improvements..................  $ 1,513    $ 1,513
Research and office equipment...............................    3,877      3,741
Pilot manufacturing facility leasehold improvements.........      600        600
Pilot manufacturing facility equipment......................    1,237      1,237
                                                              -------    -------
                                                                7,227      7,091
Less accumulated depreciation and amortization..............   (6,180)    (5,388)
                                                              -------    -------
                                                              $ 1,047    $ 1,703
                                                              =======    =======

5. INVESTMENTS

     As of December 31, 1998, the Company had no investments. As of December 31, 1997, the Company's available-for-sale securities were recorded at fair market value of $7.0 million and consisted of commercial paper, a corporate note, mutual funds, and U.S. government and agency obligations of $2.0 million, $501,000, $853,000, and $3.7 million, respectively. Gross unrealized gains and losses as of December 31, 1997 were immaterial.

     The net adjustment to unrealized holding gains (losses) on available-for-sale securities included as a separate component of stockholders' equity was $6,000, $28,000, and $(50,000) in 1998, 1997, and 1996, respectively.
Realized gains and losses for the years ended December 31, 1998, 1997, and 1996 were immaterial.

     The amortized cost and estimated fair value of debt securities at 1997 was $7.0 million and $7.0 million, respectively. The contractual maturities of these debt securities are all within one year. Expected maturities may differ from contractual maturities because the issuers of the securities have the right to prepay obligations without prepayment penalties.

6. LEASE AND DEBT OBLIGATIONS

     The Company leases its facilities under noncancelable operating leases. Facilities rent expense for 1998, 1997, and 1996, was $583,000, $508,000, and $589,000, respectively.

     As of December 31, 1998, the Company had net borrowings of $878,000 under a debt agreement with Silicon Valley Bank ("SVB"), all of which is secured by equipment purchased by the Company. At December 31, 1998, the Company was no longer in compliance with certain covenants related to its outstanding loan with SVB. As a result, the Company has reclassified the long-term portion of the

                                 ANERGEN, INC.

debt obligation into the current portion of the debt obligation. SVB has the right to demand full repayment of the loan while the Company is out of compliance with the covenants. The fair value of the debt obligation approximates its carrying value at December 31, 1998. On February 12, 1999, the loan was paid in full by Corixa.

BRIDGE LOAN

     On December 11, 1998, the Company entered into a Note Purchase Agreement with Warburg, Pincus Ventures L.P. ("Warburg") and International Biotechnology Trust plc ("IBT"), Anergen's two largest stockholders, which provided up to $1.5 million in financing available in three tranches. On December 14, 1998, the Company closed tranche 1 of $333,000 from Warburg and $166,667 from IBT with annual interest rates of 10% and a maturity date one year from the date of the note. At December 31, 1998, the Company had net borrowings of $500,000 under the Note Purchase Agreement. The fair value of the debt obligation approximates its carrying value at December 31, 1998. On January 15, 1999, the Company closed tranches 2 and 3 which amounted to $666,666 from Warburg and $333,333 from IBT under the same terms as tranche 1.

     Upon consummation of the Merger with Corixa pursuant to the Note Purchase Agreement, the principal amounts outstanding under the Note Purchase Agreement were converted into common stock of Corixa.

     Future minimum payments, by year and in the aggregate, under the debt and noncancelable operating leases consisted of the following at December 31, 1998:

                                                                 OPERATING
                                                        DEBT      LEASES
                                                       ------    ---------
                                                         (IN THOUSANDS)
1999.................................................  $1,378      $162
2000.................................................      --       128
2001.................................................      --       136
2002.................................................      --       144
2003.................................................      --        74
                                                       ------      ----
Total minimum debt and lease payments................   1,378      $644
                                                                   ====
Less current portion of debt obligations.............   1,378
                                                       ------
Long-term debt obligations...........................  $   --
                                                       ======

7. STOCKHOLDERS' EQUITY

1988 STOCK OPTION PLAN, 1992 CONSULTANT PLAN, 1995 DIRECTOR OPTION PLAN, AND 1996 STOCK OPTION PLAN

     The Company has granted certain officers, employees, and consultants options to purchase shares of the Company's common stock at prices ranging from $0.16 to $11.00 per share under its 1988 Stock Option Plan, 1992 Consultant Plan, 1995 Director Option Plan, and 1996 Stock Option Plan ("option plans"). The Company has reserved 4,050,000 shares of common stock for issuance under the option plans, of which 2,076,302 are available for grant at December 31, 1998. These options vest

                                 ANERGEN, INC.

over periods of up to four years and, once vested, can be exercised at any time for a period of 9 or 10 years from the date of grant.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock options because, as discussed below, the alternative fair market value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"), requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     The Company's option plans have authorized the grant of options to Company personnel, consultants, and directors for up to 4,050,000 shares of the Company's common stock. Options granted have 9- or 10-year terms that vest and typically become fully exercisable at the end of 4 years of continued employment.

     Pro forma information regarding net loss and loss per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options and its employee stock purchase plan subsequent to December 31, 1994 under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1998, 1997, and 1996, respectively; risk-free interest rates of 5.80%, 6.41%, and 6.83%; no dividend yields; volatility factor of the expected market price of the Company's common stock of 1.41, 1.05, and 0.73 for 1998, 1997, and 1996, respectively; and a weighted-average expected life of the options of 5.28, 5.25, and 6.87 years for 1998, 1997, and 1996, respectively.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options and shares issued under the Company's Employee Stock Purchase Plan ("ESPP") are amortized to expense over the options' vesting period and the ESPP purchase period, respectively. The Company's pro forma information follows (in thousands except for loss per share information):

                                                            DECEMBER 31,
                                                    -----------------------------
                                                     1998       1997       1996
                                                    -------    -------    -------
Pro forma net loss................................  $(9,493)   $(9,843)   $(6,659)
                                                    =======    =======    =======
Pro forma loss per share..........................  $ (0.50)   $ (0.52)   $ (0.40)
                                                    =======    =======    =======

                                 ANERGEN, INC.

     A summary of the Company's stock option activity, and related information follows:

                                                              DECEMBER 31,
                                     ---------------------------------------------------------------
                                            1998                  1997                  1996
                                     -------------------   -------------------   -------------------
                                               WEIGHTED-             WEIGHTED-             WEIGHTED-
                                                AVERAGE               AVERAGE               AVERAGE
                                               EXERCISE     1997     EXERCISE     1996     EXERCISE
                                     OPTIONS     PRICE     OPTIONS     PRICE     OPTIONS     PRICE
                                     -------   ---------   -------   ---------   -------   ---------
Outstanding-beginning of year......   1,682      $3.79      1,327      $4.69        879      $4.94
Granted............................     436      $0.99        787      $3.02        535      $3.72
Exercised..........................      --         --         (4)     $3.07        (76)     $0.97
Forfeited..........................    (605)     $4.12       (428)     $5.16        (11)     $3.86
Outstanding at end of year.........   1,513      $3.06      1,682      $3.79      1,327      $4.69
Exercisable at end of year.........     796      $3.81        823      $4.54        609      $5.92
                                     ------      -----     ------      -----     ------      -----
Weighted-average fair value of
  options granted during the
  year.............................  $ 0.90                $ 2.01                $ 2.74
                                     ------                ------                ------

     Exercise prices for options outstanding as of December 31, 1998 ranged from $0.34 to $10.00. The weighted-average remaining contractual life of those options is 7.28 years.

EMPLOYEE STOCK PURCHASE PLAN

     The Company has an Employee Stock Purchase Plan under which a total of 750,000 shares of common stock have been reserved and made available for purchase by eligible employees.

     Eligible employees may have up to 10% of their wages withheld for purchases of common stock of the Company. On September 30 and March 31 of each year, the funds then in each employee's account are applied to the purchase of shares of common stock at 85% of the fair market value at such date or at six-month retroactive intervals up to 24 months, whichever is less. As of December 31, 1998, 275,497 shares had been purchased with such funds.

     Under Statement 123, the fair value for these purchase options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1998, 1997, and 1996, respectively; risk-free interest rates of 5.57%, 5.86%, and 5.52%; no dividend yields; volatility factor of the expected market price of the Company's common stock of 1.41, 1.05, and 0.73 for 1998, 1997, and 1996, respectively; and a weighted-average expected life of the options of 0.5, 0.5, and 1.25 years for 1998, 1997, and 1996, respectively. The weighted-average fair value of those purchase rights granted in 1998, 1997, and 1996 was $0.53, $1.41, and $1.22, respectively.

WARRANTS

     In 1997, warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $3.25 per share were issued under a collaboration agreement and expire on December 31, 2001. No value was assigned to these warrants due to immateriality; these warrants remain unexercised as of December 31, 1998. In connection with facilities and equipment financing, the Company issued warrants to purchase 16,919 and 8,577 shares of common stock at $9.93 per share and $5.83 per share, respectively. The warrant to purchase 16,919 shares of common stock, issued on December 29, 1992, is exercisable at any time until December 29, 1999, and the warrant to purchase

                                 ANERGEN, INC.

8,577 shares of common stock, issued on December 30, 1993, is exercisable at any time until December 30, 2000.

8. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities include the following:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
                                                               (IN THOUSANDS)
Accounts payable............................................  $   93    $  597
Accrued collaborative expenses..............................      --       237
Accrued vacation pay........................................     109       186
Accrued professional fees...................................     607       221
Accrued retention agreements................................     538        --
Other.......................................................      44        40
                                                              ------    ------
Total accounts payable and accrued liabilities..............  $1,391    $1,281
                                                              ======    ======

9. INCOME TAXES

     At December 31, 1998, the Company had federal and state net operating loss carryforwards of approximately $54.9 million and $8.5 million, respectively. Additionally, the Company has research and development tax credit carryforwards for federal tax purposes of approximately $1,900,000. The net operating loss and credit carryforwards will expire at various dates beginning 1999 through 2018, if not utilized.

     The Company's stock offering in April 1995 resulted in a change in ownership and it is expected that the entire net operating loss and credit carryforwards as of April 1995 may be subject to an annual limitation based on the Company's prechange value. The annual limitation will result in the expiration of the net operating losses and credits before utilization.

     Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1998 and 1997 are as follows:

                                                                DECEMBER 31,
                                                            --------------------
                                                              1998        1997
                                                            --------    --------
                                                               (IN THOUSANDS)
Deferred income tax assets:
  Net operating loss carryforwards........................  $ 19,200    $ 16,500
  Research credits........................................     2,800       2,900

                                 ANERGEN, INC.

                                                                DECEMBER 31,
                                                            --------------------
                                                              1998        1997
                                                            --------    --------
                                                               (IN THOUSANDS)
  Capitalized research and development....................       500       1,000
  Other deferred tax assets...............................       900         300
                                                            --------    --------
  Net deferred tax assets.................................    23,400      20,700
  Valuation allowance for deferred tax assets.............   (23,400)    (20,700)
                                                            --------    --------
Total deferred tax assets.................................  $     --    $     --
                                                            ========    ========

     The net valuation allowance increased by $4.1 million and $2.2 million during the years ended December 31, 1997 and 1996, respectively.

10. YEAR 2000 (UNAUDITED)

     Anergen has established a committee consisting of its Chief Financial Officer, controller, information systems manager, and the facilities manager to ensure that its information technology ("IT") and non-IT systems are Year 2000 compliant. Based on its identification and assessment efforts to date, the committee has determined that most of the systems it currently uses (including computer equipment and software) will not need to be replaced or modified in order to make it Year 2000 compliant. Those systems that are not compliant are old and will need to be replaced in the normal course of business over the next year. Anergen currently anticipates that its Year 2000 identification, assessment, remediation, and testing efforts, which began in March 1998, will be completed by July 1999. Anergen believes, but cannot at this time guarantee, that such efforts will be completed before any currently anticipated impact on its computer equipment and software. As of December 31, 1998, Anergen had completed approximately 40% of its Year 2000 project plan.

     Anergen is reliant upon third parties to provide Year 2000 compliant systems sufficiently before December 31, 1999. Anergen has surveyed all of Anergen's key suppliers, partners, banks, computer hardware and software providers and its clinical sites ("Third Parties") to determine whether they are Year 2000 compliant. Anergen has discovered that certain of the Third Parties use systems that are not Year 2000 compliant, but all of the Third Parties have programs in place to address these Year 200 issues. Anergen cannot guarantee that all of the Third Parties will achieve Year 2000 compliance in a timely manner. The failure of Third Parties to successfully address the Year 2000 issue could have a material adverse effect on Anergen's business, financial condition, and results of operations.

     Anergen expects that the total costs associated with addressing and solving the Year 2000 issue will not exceed $50,000. As of December 31, 1998, Anergen had spent less than $500 on addressing the Year 2000 issue.